                               STOCK PURCHASE AGREEMENT


                            DATED AS OF DECEMBER 31, 1998

                                     BY AND AMONG

                    COMMUNICATION TELESYSTEMS INTERNATIONAL d/b/a
                             WORLDXCHANGE COMMUNICATIONS

                        WXL INTERNATIONAL - NEW ZEALAND, INC.

                                WORLDXCHANGE LIMITED

                                   ROGER B. ABBOTT

                                  ROSALIND R. ABBOTT

                                   EDWARD S. SOREN

                                    ERIC G. LIPOFF

                                   RICHARD VINCENT

                                  TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I

1.1  Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1

ARTICLE II

2.1  Purchase and Sale of Stock of the Company . . . . . . . . . . . . . . .2

2.2  Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2.3  Effect of Exchange. . . . . . . . . . . . . . . . . . . . . . . . . . .2

2.4  Delivery of the Shares. . . . . . . . . . . . . . . . . . . . . . . . .2

2.5  Delivery of Shareholder Waivers . . . . . . . . . . . . . . . . . . . .2

2.6  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2.7  Condition Precedent to Closing. . . . . . . . . . . . . . . . . . . . .3

ARTICLE III

3.1  Incorporation, Stock, Etc.. . . . . . . . . . . . . . . . . . . . . . .3

3.2  Title to Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . .3

3.3  Authority; Binding Effect . . . . . . . . . . . . . . . . . . . . . . .4

3.4  No Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . . . .4

ARTICLE IV

4.1  Representations and Warranties. . . . . . . . . . . . . . . . . . . . .4

ARTICLE V

5.1  Amendment and Modifications . . . . . . . . . . . . . . . . . . . . . .5

5.2  Waiver of Compliance. . . . . . . . . . . . . . . . . . . . . . . . . .5

5.3  Expenses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

5.4  Further Assurances. . . . . . . . . . . . . . . . . . . . . . . . . . .5

5.5  Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

5.6  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

5.7  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

5.8  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

5.9  Counterparts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

5.10 Headings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6

5.11 Entire Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . .6

5.12 Third Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7

EXHIBITS
--------

Exhibit A      Shareholder Consent and Waiver


SCHEDULES
---------

Schedule A-1       List of Shareholders, Shares Owned and Addresses

Schedule 3.1(b)    Company - Incorporation, Stock, Etc.

                               STOCK PURCHASE AGREEMENT


              This STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of this 31st day of December, 1998, by and among Communication TeleSystems International d/b/a/ WorldxChange Communications, a California corporation ("CTS"), WXL International - New Zealand, Inc., a Delaware corporation ("WXL"), WorldxChange Limited, a New Zealand corporation (the "COMPANY"), and each of the following shareholders of the Company: Roger B. Abbott, Rosalind R. Abbott, Edward S. Soren, Eric G. Lipoff and Richard Vincent (each a "SHAREHOLDER" and collectively, the "SHAREHOLDERS").

                                       RECITALS

              A. As of the date of this Agreement, the issued stock of the Company is owned by the Shareholders in the amounts set forth opposite each such Shareholder's name on SCHEDULE A-1 hereto, and such shares constitute 100% of the issued stock of the Company.

              B. On the Closing Date, WXL will acquire all of the issued stock of the Company from the Shareholders on the terms and conditions provided for herein.

              C.     The acquisition by WXL of the Shares (as defined in Section
2.1 hereof) of the Company solely in consideration for shares of common stock of CTS as contemplated by this Agreement is intended by the parties to qualify as a stock-for-stock exchange under section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended (the "Code").

              D. For accounting purposes, it is intended that the acquisition of the Shares be accounted for as a "pooling-of-interests."

              NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties to this Agreement hereby agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

              1.1 DEFINITIONS. As used in this Agreement and the Exhibits and Schedules delivered pursuant to this Agreement, the following definitions, in addition to those set forth elsewhere in this Agreement, shall apply:

              "Closing" means the consummation of the transactions contemplated by this Agreement.

              "Closing Date" means the date specified in Section 2.6 of this Agreement.

              "OIC" means the New Zealand Overseas Investment Commission.

              "Person" means any individual, partnership, joint venture, corporation, limited liability company, trust, unincorporated organization or governmental entity.

              "Restrictions" shall mean all liens, pledges, encumbrances, security interests, changes, voting trusts, agreements, rights, options, warrants, claims, taxes, contracts, calls, commitments, equities, demands, rights of first refusal, security agreements, assessments, charges, conditions or other restrictions, other than those in favor of WXL created by this Agreement.

                                      ARTICLE II
                                     THE PURCHASE

              2.1 PURCHASE AND SALE OF STOCK OF THE COMPANY. Subject to and upon the terms and conditions set forth in this Agreement, the Shareholders shall sell, transfer, convey, assign and deliver to WXL, and WXL shall accept and receive from the Shareholders, at the Closing hereunder, all of the issued ordinary shares of capital stock of the Company (the ordinary shares of the capital stock of the Company being acquired by WXL hereunder shall be referred to herein collectively as the "SHARES" and each a "SHARE"). The Shares shall be conveyed by the Shareholders to WXL free and clear of all Restrictions whatsoever.

              2.2 CONSIDERATION. In exchange for the transfer of the Shares by the Shareholders to WXL, and subject to the terms and conditions of this Agreement, at the Closing, CTS shall issue and transfer two hundred seventy eight (278) shares of its common stock for each Share held by a Shareholder. Neither WXL nor CTS shall transfer any consideration to the Shareholders, other than the shares of common stock of CTS, as provided herein.

              2.3 EFFECT OF EXCHANGE. Until a Shareholder exchanges his/her Company stock certificates for CTS stock certificates, such Shareholder will not be a shareholder of CTS for any purpose.

              2.4 DELIVERY OF THE SHARES. At the Closing, each of the Shareholders shall tender to WXL the certificates representing the Shares (if certificated), together with the transfers of the Shares to WXL, in registerable form, duly executed by the Shareholders, or such other appropriate documentation evidencing the transfer of such Shareholder's Shares pursuant to this Agreement, which documentation shall be in form and substance acceptable to WXL.

              2.5 DELIVERY OF SHAREHOLDER WAIVERS. At the Closing, each of the Shareholders shall deliver to each of CTS and WXL a Shareholder Consent and Waiver in the form of EXHIBIT A hereto, duly executed.

              2.6 CLOSING. The Closing of the transactions contemplated by this

Agreement shall occur at the offices of CTS at 9999 Willow Creek Road, San Diego, California, no later than three (3) days after the OIC approval has been obtained, or at such other location, time and date as the parties hereto shall agree in writing.

              2.7 CONDITION PRECEDENT TO CLOSING. The Closing shall not occur until OIC approval for this transaction is obtained. All parties shall use their best efforts to obtain OIC approval in an expeditious manner. In the event that OIC approval is not obtained by April 30, 1999, CTS or any of the Shareholders may elect to cancel this transaction by providing notice to all other parties to this Agreement, in which case no party shall have any further rights or obligations under this Agreement.

                                     ARTICLE III
                            REPRESENTATIONS AND WARRANTIES
                         OF THE COMPANY AND THE SHAREHOLDERS

              The Company and each of the Shareholders hereby represent and warrant, jointly and severally, to WXL, in each case as of the date of this Agreement, as follows:

              3.1    INCORPORATION, STOCK, ETC.

                     (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of New Zealand, with all requisite power and authority to own its properties and assets and to carry on the business in which it is now engaged.

                     (b)    The issued shares of the Company are as set forth on
                     SCHEDULE 3.1(b) hereto. All of the issued shares of the capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.
                     Except as set forth on SCHEDULE 3.1(b), as of the Closing Date, the Company is not bound by any subscription, option, warrant, conversion privilege, or other right, call, agreement or commitment to issue or sell, or any obligation, agreement or commitment to purchase or otherwise acquire any of its stock or any securities convertible into or exchangeable for any of its stock.
                     None of the stock of the Company has been issued in violation of any preemptive or contractual rights of any Person. All of the stock of the Company has been issued in compliance with all applicable securities laws, and there are no shareholders' agreements, voting trusts or similar agreements that are in effect with respect to any of such stock at the Closing Date, except as set forth on SCHEDULE 3.1(b).

              3.2 TITLE TO STOCK. Each Shareholder is the beneficial and record owner of all of the Shares listed next to such Shareholder's name on SCHEDULE A-1. The Shares are not subject to any Restrictions that, as of the Closing, have not been or will not be waived or terminated, and each Shareholder has good and marketable title to such

Shareholder's Shares, free and clear of any Restrictions.

              3.3 AUTHORITY; BINDING EFFECT. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, the Company has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally. The execution, delivery and performance by the Shareholders of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Shareholders, and each of the Shareholders has the power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly executed and delivered by each of the Shareholders and is the valid and binding agreement of each Shareholder, enforceable against each Shareholder in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

              3.4 NO BROKERS OR FINDERS. No agent, broker, finder, or investment or commercial banker, or other person or firm engaged by or acting on behalf of the Company or the Shareholders in connection with the negotiation, execution or performance of this Agreement or the transaction contemplated by this Agreement, is or will be entitled to any brokerage or finder's or similar fee or other commission as a result of this Agreement or such transaction.

                                      ARTICLE IV
                    REPRESENTATIONS AND WARRANTIES OF WXL AND CTS

              4.1 REPRESENTATIONS AND WARRANTIES. WXL and CTS hereby represent and warrant to each of the Shareholders, in each case as of the date of this Agreement, as follows:

              (a) INCORPORATION. WXL is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and CTS is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

              (b) AUTHORITY; BINDING EFFECT. (i) The execution, delivery and performance by each of WXL and CTS of this Agreement and the consummation of the transactions contemplated hereby by WXL and CTS have been duly and validly authorized by all necessary corporate action on the part of WXL and CTS, respectively; (ii) each of WXL and CTS has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby; and (iii) this Agreement has been duly executed and delivered by each of WXL and CTS and is the valid and binding agreement of each of them, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                                      ARTICLE V
                               MISCELLANEOUS PROVISIONS

              5.1 AMENDMENT AND MODIFICATIONS. Subject to applicable law, this Agreement may be amended, modified and supplemented only by written agreement between the parties hereto which states that it is intended to be a modification of this Agreement.

              5.2 WAIVER OF COMPLIANCE. Any failure of the Company and the Shareholders, on the one hand, or WXL or CTS, on the other, to comply with any obligation, covenant, agreement or condition herein may be expressly waived in writing by the other party, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

              5.3 EXPENSES. The parties agree that all fees and expenses incurred by them in connection with this Agreement and the transaction contemplated hereby shall be borne by the party incurring such fees and expenses, including, without limitation, all fees of counsel, investment bankers and accountants.

              5.4 FURTHER ASSURANCES. Each party shall execute and deliver after the Closing such further certificates, agreements and other documents and take such other actions as the other party may reasonably request to consummate or implement the transactions contemplated hereby or to evidence such events or matters. Notwithstanding the foregoing, the Shareholders shall not be obligated to incur any financial obligation or other liability other than as expressly provided herein. WXL and/or CTS, as applicable, shall file all notices, reports and returns (the "Tax Reports") necessary in connection with qualification of the transactions contemplated hereunder as a stock-for-stock exchange under section 368(a)(1)(B) of the Code and to comply with section 367(b) of the Code and final and temporary regulations thereunder. The Shareholders agree to cooperate in such filing of the Tax Reports and shall comply with all reporting requirements applicable to such Shareholders (including reporting on IRS Form 5471, if applicable).

              5.5 WAIVER. No failure on the part of any party to exercise or delay in exercising any right hereunder shall be deemed a waiver thereof, nor shall any single or partial exercise preclude any further or other exercise of such or any other right.

              5.6 NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given upon receipt if delivered by hand or mailed, certified or registered mail with postage prepaid:

              (a)    if to WXL or CTS, to:

                     Communication TeleSystems International
                     d/b/a WorldxChange Communications
                     9999 Willow Creek Road
                     San Diego, California 92131
                     Attention:  General Counsel

       or such other person or address as WXL and/or CTS, as the case may be, shall furnish to each of the Shareholders in writing;

              (b) if to a Shareholder, to the address for each such Shareholder listed on SCHEDULE A-1 hereto, or to such other person or address as such Shareholder shall furnish to WXL and CTS in writing.

              5.7 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party.

              5.8 GOVERNING LAW. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, as applied to contracts entered into and to be wholly performed within such State, without giving effect to conflict of laws.

              5.9 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              5.10 HEADINGS. The headings of the Sections and Articles of this Agreement are inserted for convenience only and shall not constitute a part hereof or affect in any way the meaning or interpretation of this Agreement.

              5.11 ENTIRE AGREEMENT. This Agreement, including the Exhibits and Schedules hereto, and the other documents and certificates delivered pursuant to the terms hereof, set forth the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersede all prior agreements, promises, covenants, letters of intent, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.

              5.12 THIRD PARTIES. Except as specifically set forth or referred to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.


                      [BALANCE OF PAGE LEFT INTENTIONALLY BLANK]

              IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be affixed hereto, all as of the day and year first above written.

"CTS"

COMMUNICATION TELESYSTEMS INTERNATIONAL d/b/a
WORLDXCHANGE COMMUNICATIONS,
a California corporation

By: /s/ Edward S. Soren
   ----------------------------
Name:  Edward S. Soren
Title: Chairman of the Board


"WXL"

WXL INTERNATIONAL - NEW ZEALAND, INC.,
a Delaware corporation

By: /s/ Edward S. Soren
   ----------------------------
Name:  Edward S. Soren
Title: President

"COMPANY"

WORLDXCHANGE LIMITED,
a New Zealand corporation

By: /s/ Roger B. Abbott
   ----------------------------
Name:  Roger B. Abbott
Title: Director

"SHAREHOLDERS"


/s/ Roger B. Abbott
-----------------------------
ROGER B. ABBOTT


/s/ Rosalind R. Abbott
-----------------------------
Rosalind R. Abbott


/s/ Edward S. Soren
-----------------------------
Edward S. Soren


/s/ Eric G. Lipoff
------------------------------
Eric G. Lipoff


/s/ Richard Vincent
------------------------------
Richard Vincent

                                     SCHEDULE A-1

                                LIST OF SHAREHOLDERS,
                              SHARES OWNED AND ADDRESSES

NAME AND ADDRESS                                 SHARES HELD
---------------------                            -----------
Roger B. Abbott                                      292
9999 Willow Creek Road
San Diego, CA 92131

Rosalind Abbott                                      292
9999 Willow Creek Road
San Diego, CA 92131

Edward S. Soren                                      291
9999 Willow Creek Road
San Diego, CA 92131

Eric G. Lipoff                                       100
9999 Willow Creek Road
San Diego, CA 92131

Richard Vincent                                       25
1 Elizabeth Plaza
Level 4, Educom House
North Sydney, NSW 2060
Australia


                                     Schedule A-1

                                   SCHEDULE 3.1(b)

                              INCORPORATION, STOCK, ETC.

1.     The number of issued shares of the Company are 1,000.

2. Steven Stanford has an option to subscribe for, and be issued with, 53 ordinary shares in the capital of the Company pursuant to that certain Agreement Granting Option to Purchase Shares dated August 1, 1997, by and between the Company and Steven Stanford.



                                   Schedule 3.1(b)

                                      EXHIBIT A

                            SHAREHOLDER CONSENT AND WAIVER

                                WORLDXCHANGE LIMITED,
                              A NEW ZEALAND CORPORATION


       The undersigned, a shareholder of WorldxChange Limited, a New Zealand corporation (the "Company"), hereby consents to the sale by the shareholders of the Company of all of the issued ordinary shares of the Company (the "Shares") to WXL International - New Zealand, Inc., a Delaware corporation ("WXL"), and in connection with such sale of the Shares to WXL, hereby waives all pre-emptive rights conferred upon such shareholder pursuant to Section 13 of the Constitution of the Company, effective as of December 31, 1998.


                                                 SHAREHOLDER


                                                 /s/ Roger B. Abbott

                                                 Name: Roger B. Abbott

                                                 Number of Shares Held: 292


                                      Exhibit A

                                      EXHIBIT A

                            SHAREHOLDER CONSENT AND WAIVER

                                WORLDXCHANGE LIMITED,
                              A NEW ZEALAND CORPORATION


       The undersigned, a shareholder of WorldxChange Limited, a New Zealand corporation (the "Company"), hereby consents to the sale by the shareholders of the Company of all of the issued ordinary shares of the Company (the "Shares") to WXL International - New Zealand, Inc., a Delaware corporation ("WXL"), and in connection with such sale of the Shares to WXL, hereby waives all pre-emptive rights conferred upon such shareholder pursuant to Section 13 of the Constitution of the Company, effective as of December 31, 1998.


                                                 SHAREHOLDER


                                                 /s/ Rosalind Abbott

                                                 Name: Rosalind Abbott

                                                 Number of Shares Held: 292



                                      Exhibit A

                                      EXHIBIT A

                            SHAREHOLDER CONSENT AND WAIVER

                                WORLDXCHANGE LIMITED,
                              A NEW ZEALAND CORPORATION


       The undersigned, a shareholder of WorldxChange Limited, a New Zealand corporation (the "Company"), hereby consents to the sale by the shareholders of the Company of all of the issued ordinary shares of the Company (the "Shares") to WXL International - New Zealand, Inc., a Delaware corporation ("WXL"), and in connection with such sale of the Shares to WXL, hereby waives all pre-emptive rights conferred upon such shareholder pursuant to Section 13 of the Constitution of the Company, effective as of December 31, 1998.


                                                 SHAREHOLDER


                                                 /s/ Edward S. Soren

                                                 Name: Edward S. Soren

                                                 Number of Shares Held: 291



                                      Exhibit A

                                      EXHIBIT A

                            SHAREHOLDER CONSENT AND WAIVER

                                WORLDXCHANGE LIMITED,
                              A NEW ZEALAND CORPORATION


       The undersigned, a shareholder of WorldxChange Limited, a New Zealand corporation (the "Company"), hereby consents to the sale by the shareholders of the Company of all of the issued ordinary shares of the Company (the "Shares") to WXL International - New Zealand, Inc., a Delaware corporation ("WXL"), and in connection with such sale of the Shares to WXL, hereby waives all pre-emptive rights conferred upon such shareholder pursuant to Section 13 of the Constitution of the Company, effective as of December 31, 1998.


                                                 SHAREHOLDER


                                                 /s/ Eric G. Lipoff

                                                 Name: Eric G. Lipoff

                                                 Number of Shares Held: 100



                                      Exhibit A

                                      EXHIBIT A

                            SHAREHOLDER CONSENT AND WAIVER

                                WORLDXCHANGE LIMITED,
                              A NEW ZEALAND CORPORATION


       The undersigned, a shareholder of WorldxChange Limited, a New Zealand corporation (the "Company"), hereby consents to the sale by the shareholders of the Company of all of the issued ordinary shares of the Company (the "Shares") to WXL International - New Zealand, Inc., a Delaware corporation ("WXL"), and in connection with such sale of the Shares to WXL, hereby waives all pre-emptive rights conferred upon such shareholder pursuant to Section 13 of the Constitution of the Company, effective as of December 31, 1998.


                                                 SHAREHOLDER


                                                 /s/ Richard Vincent

                                                 Name: Richard Vincent

                                                 Number of Shares Held: 25



                                      Exhibit A

                         RESOLUTION ADOPTED BY SOLE DIRECTOR
                                          OF
                        WXL INTERNATIONAL -- NEW ZEALAND, INC.


       The undersigned, being the sole director of WXL International - New Zealand, Inc. (the "Corporation") a Delaware corporation, hereby adopt and consent to the following resolutions:

       RESOLVED, that the Corporation is authorized to purchase all of the outstanding shares in WorldxChange Limited, a New Zealand corporation, on the terms and conditions set forth in that certain Stock Purchase Agreement, a copy of which is attached hereto as Exhibit "A".

       NOW, THEREFORE, BE IT RESOLVED, that the Stock Purchase Agreement is hereby adopted and approved.

       RESOLVED FURTHER, that the sole director and any officer of this Corporation is authorized, in the name and on behalf of this Corporation, to execute and deliver the Stock Purchase Agreement in the form and substance as approved by the executing officer, such approval to be conclusively evidenced by such officer's or officers' execution thereof.

       RESOLVED FURTHER, that the sole director and any officer of this Corporation is authorized and empowered and on behalf of this Corporation, to take any and all actions in execute any and all such documents, each as he deems necessary or advisable to carry out fully the intent and purposes of the foregoing resolutions and each of the transactions contemplated thereby, the taking of such action or the execution of such document to be conclusive evidence as the same of deemed necessary or advisable.

       RESOLVED FURTHER, that any and all actions hereto for hereafter take in the name and on behalf of this Corporation by any officer, agent or counsel of this Corporation in connection with or related to the matters in or contemplated by the foregoing resolutions be, and they hereby are adopted, affirmed, approved and ratified in all respects as the acts and deeds of this Corporation.


Dated:  December 31, 1998

/s/ Edward S. Soren
--------------------------------
Edward Soren, Sole Director